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                                                                    Exhibit 23.1

                  CONSENT OF INDEPENDENT CHARTERED ACCOUNTANTS

We consent to the incorporation by reference in the Registration Statement (Form S-8) dated August 18, 2004 pertaining to the Second Restatement of GSI Lumonics Inc. 1995 Equity Incentive Plan of our report dated February 23, 2004 with respect to the consolidated financial statements of GSI Lumonics Inc. included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2003 filed with the Securities and Exchange Commission.

                                                       /s/ Ernst & Young LLP
                                                       -------------------------
August 18, 2004                                        Ernst & Young LLP
Ottawa, Canada                                         Chartered Accountants